February 13, 2009

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read China Agritech, Inc.’s statements included under Item 4.01 of its Form 8-K filed on February 11, 2009, and we agree with such statements concerning our firm.

/s/ Grobstein Horwath & Company LLP
GROBSTEIN HORWATH & COMPANY LLP